UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2009

Move, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26659	95-4438337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (805) 557-2300

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01     Financial Statements and Exhibits

SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Move, Inc. (the “Company”) issued a press release on April 2, 2009 announcing that its Chief Financial Officer, Lewis R. Belote, III, will be leaving the Company.  Mr. Belote will continue in his current position as CFO (and as the Company’s principal financial officer and principal accounting officer) until the Company identifies a successor.  The press release is filed as Exhibit 99.1 to this report and is incorporated by reference into this report.

In addition, on April 2, 2009, the Company amended Mr. Belote’s Employment Agreement, as follows: (i) in the event of Mr. Belote’s involuntary termination, termination for death or disability, or termination without cause by the Company, subject to his execution of the Acknowledgement and Release of Claims under his employment agreement and his continued cooperation with the Company as directed by the Chief Executive Officer of the Company up to such termination, all options granted to Mr. Belote with the exception of those awarded at the commencement of his employment shall be exercisable for a period of three years after the final payment of the cash severance payments (the options awarded at the commencement of his employment shall be exercisable until the expiration set forth in the option awards); and (ii) Mr. Belote shall be entitled to receive the normal health insurance, 401(k), and other benefits offered to the Company’s senior executives during the period that any cash severance payments are made to Mr. Belote under his employment agreement.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

99.1      Press Release of the Company dated April 2, 2009, announcing that its Chief Financial Officer, Lewis R. Belote, III, will be leaving the Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.

Date: April 2, 2009	By:	/s/ James S. Caulfield
James S. Caulfield
Executive Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated April 2, 2009, announcing that its Chief Financial Officer, Lewis R. Belote, III, will be leaving the Company.